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                                                                    EXHIBIT 4(a)

[CUNA MUTUAL LIFE INSURANCE COMPANY LOGO]

A Mutual Insurance Company
2000 Heritage Way - Waverly, Iowa 50677
Phone: 800/798-5500

                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

                           CONTRACT NUMBER: 123456789

READ YOUR CONTRACT CAREFULLY. This is a legal contract between the owner and CUNA Mutual Life Insurance Company, and hereafter will be referred to as the contract.

This contract is issued to the owner in consideration of the application and the initial purchase payment. CUNA Mutual Life Insurance Company will pay the benefits of this contract, subject to its terms and conditions, which will never be less than the amount required by state law.

THE DOLLAR AMOUNT OF ANY INCOME PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WILL INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS SELECTED. THE VARIABLE PROVISIONS ARE DESCRIBED IN SECTION 6.

THIS CONTRACT MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH CAN RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT UPON SURRENDER OR PARTIAL WITHDRAWAL ON ANY FIXED ACCOUNT VALUE. SEE THE MARKET VALUE ADJUSTMENT SECTION OF THE FIXED ACCOUNT ENDORSEMENT, IF INCLUDED IN YOUR CONTRACT.

Signed for CUNA Mutual Life Insurance Company, Waverly, Iowa, on the Contract Issue Date.

                               Michael B. Kitchen
                                   President

RIGHT TO EXAMINE THIS CONTRACT. IF FOR ANY REASON YOU DECIDE NOT TO KEEP THIS CONTRACT, YOU MAY RETURN IT TO US WITHIN [10] DAYS AFTER YOU RECEIVE IT. IF THIS CONTRACT IS A REPLACEMENT FOR AN EXISTING CONTRACT, YOU MAY RETURN IT TO US WITHIN [30] DAYS AFTER YOU RECEIVE IT. YOU MAY RETURN IT TO EITHER OUR HOME OFFICE OR TO THE AGENT WHO SOLD IT TO YOU. WE WILL CONSIDER IT VOID FROM THE BEGINNING AND WILL PAY YOU A REFUND WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT IN THE HOME OFFICE. WE WILL REFUND ANY NET PURCHASE PAYMENTS ADJUSTED TO REFLECT GAIN OR LOSS FROM THE DATE OF ALLOCATION TO THE DATE OF CANCELLATION; PLUS ANY APPLICABLE PREMIUM EXPENSE CHARGES WHICH HAVE BEEN DEDUCTED PRIOR TO ALLOCATION. IF THIS CONTRACT IS AN INDIVIDUAL RETIREMENT ANNUITY, DURING THE FIRST [10] DAYS OF YOUR RIGHT TO EXAMINE PERIOD, WE WILL, INSTEAD OF THE FOREGOING, REFUND ANY PURCHASE PAYMENTS RECEIVED BY US.

                 Flexible Purchase Payments as Described Herein
                   Income Payments Starting on the Payout Date
             Death Benefit Payable at Death Prior to the Payout Date
                                  Participating

Countersigned by:_______________________________________________________________
                        Duly Licensed Resident Agent (if required by law)

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CONTRACT GUIDE AND INDEX

Data Page

Definitions.............................................    Section  1

General Information.....................................    Section  2

Owner and Beneficiary...................................    Section  3

Accumulation Period.....................................    Section  4

Purchase Payments.......................................    Section  5

Variable Account........................................    Section  6

Transfer Privilege......................................    Section  7

Contract Value..........................................    Section  8

Withdrawal Provision....................................    Section  9

Death of Annuitant and/or Owner.........................    Section 10

Death Benefit Proceeds..................................    Section 11

Dividends...............................................    Section 12

Payout Period...........................................    Section 13

Income Payments.........................................    Section 14

Death of Payee..........................................    Section 15

Option Tables...........................................    Section 16

Restrictions on Payment of Proceeds.....................    Section 17

Additional Benefit Rider(s) and Endorsement(s)

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SECTION 1.                                      DEFINITIONS

1.1 WHAT ARE THE MOST       ACCUMULATION UNIT - A unit of measure used to
    COMMONLY USED           calculate variable contract value.
    TERMS AND WHAT DO
    THEY MEAN?              AGE - Age as of last birthday.

                            ANNUITANT - The person (or persons) whose life (or lives) determines the income payment benefits payable under the contract and whose death determines the death benefit. No more than two annuitants may be named. References to the death of an annuitant mean the last surviving annuitant.

                            BENEFICIARY - The person (or persons) named by the owner to whom the proceeds payable on the death of the annuitant will be paid. Prior to the payout date, if no beneficiary survives the annuitant, you or your estate will be the beneficiary.

                            THE CODE - The Internal Revenue Code of 1986, as amended.

                            CONTRACT ANNIVERSARY - The same day and month as the contract issue date for each year the contract remains in force.

                            CONTRACT ISSUE DATE - The date shown on the data page of the contract which is used to determine contract years and contract anniversaries.

                            CONTRACT YEAR - A twelve-month period beginning on a contract anniversary.

                            CONTRACT VALUE - The total amount invested under the contract. It is the sum of values in the variable account and values in all other account(s) provided for by endorsement.

                            DUE PROOF OF DEATH - Proof of death satisfactory to us. Such proof may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or any other proof satisfactory to us.

                            FUND - Each investment portfolio (sometimes called a Series) of the Ultra Series Fund or any other open-end management investment company or unit investment trust in which a subaccount invests.

                            GENERAL ACCOUNT - Our assets other than those allocated to the variable account or any other separate account of CUNA Mutual Life Insurance Company.

                            HOME OFFICE - CUNA Mutual Life Insurance Company, 2000 Heritage Way, Waverly, lowa, 50677.

                            INCOME UNIT - A unit of measure used to calculate variable income payments.

                            INVESTMENT OPTIONS - Choices made available under the contract for allocation of net purchase payments, including subaccounts of the variable account and any other account choices provided by endorsement. The available investment options as of the contract issue date are listed on the data page.

                            NET PURCHASE PAYMENT - A purchase payment less any deduction for applicable premium expense charges.

                            OWNER - The person(s) (or entity) who own(s) the contract and who is entitled to exercise all rights and privileges provided in the contract. After the payout date, the payee is the owner.

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                            PAYEE - The person (or entity) receiving income
                            payments or any successor. The owner is the payee unless the owner designates another person (or entity) as payee.

                            PAYOUT DATE - The date when income payments will begin, if the annuitant is still living. The anticipated payout date is shown on the data page.

                            PREMIUM EXPENSE CHARGE - An amount we deduct from your purchase payments to cover taxes we are currently charged by your state of residence. The initial charge is shown on the data page.

                            PRO-RATA - A method of distribution of contract value. The distribution is in the same proportion that the value in each investment option has to the total value of the affected investment option(s).

                            SEC - U.S. Securities and Exchange Commission.

                            SUBACCOUNT - A subdivision of the variable account, the assets of which are invested in a corresponding fund.

                            SURRENDER VALUE - The contract value, less any applicable surrender charges, premium expense charges not previously deducted, the annual contract fee, and any applicable charge or adjustments for riders or endorsements.

                            VALUATION DAY - Each day on which valuation of the assets of a subaccount is required by applicable law.

                            VALUATION PERIOD - The period beginning at the close of the New York Stock Exchange of one valuation day, and continuing to the close of the New York Stock Exchange of the next succeeding valuation day.

                            VARIABLE ACCOUNT - The CUNA Mutual Life Variable Annuity Account. A segregated investment account of CUNA Mutual Life Insurance Company into which net purchase payments may be allocated.

                            VARIABLE CONTRACT VALUE - The value of the contract in the variable account.

                            WE, OUR, US - CUNA Mutual Life Insurance Company.

                            WRITTEN REQUEST - A signed and dated written notice in a form satisfactory to us and received in our home office.

                            YOU, YOUR - The owner or owners of this contract who are entitled to exercise all rights and privileges in the policy.

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SECTION 2.                                  GENERAL INFORMATION

2.1 WHAT IS THE             This contract form, the data page, any attached
    ENTIRE CONTRACT?        riders and endorsements, and a copy of the
                            application, if attached to it, are the entire contract between you and us. No one except our president or secretary can change or waive any of our rights or requirements under this contract. Any change must be in writing.

2.2 WHEN DOES THIS          This contract is incontestable from its contract
    CONTRACT BECOME         issue date. The statements contained in the
    INCONTESTABLE?          application (in the absence of fraud) are considered
                            representations and not warranties.

2.3 WHAT IF THE             If an annuitant's date of birth has been misstated,
    ANNUITANT'S DATE OF     we will adjust the income payments under this
    BIRTH OR GENDER HAS     contract based on his or her correct date of birth.
    BEEN MISSTATED?         If an annuitant's gender has been misstated and the
                            Type A life income rates apply (see the data page and Section 16), we will adjust the income payments under this contract based on his or her correct gender. Any underpayment will be added to the next payment. Any overpayment will be subtracted from future payments. No interest will be credited or charged to any underpayment or overpayment adjustments.

2.4 WHAT IS THE ANNUAL      The maximum annual contract fee is shown on the data
    CONTRACT FEE?           page. The annual contract fee we charge will never
                            be greater than the maximum. During the accumulation period, the contract fee will be deducted pro-rata from your contract value in the investment options on each contract anniversary. This contract fee will also be deducted on the date of any full surrender, if not on a contract anniversary. During the payout period, it will be deducted in equal amounts from any variable income payments made during a contract year. This fee is to reimburse us for the expense of maintaining this contract.

2.5 WHEN WILL PREMIUM       Any applicable premium expense charge will be
    EXPENSE CHARGES BE      deducted upon full surrender of the contract,
    DEDUCTED?               payment of death benefit proceeds or selection of an
                            income payout option. However, we reserve the right to charge for the premium expense charge when it is incurred. The premium expense charge rate for your state as of the contract issue date is shown on the data page.

                            In addition, we reserve the right to deduct certain other premium expense charges upon full surrender of the contract, payment of death benefit proceeds or selection of an income payout option, as appropriate. Such premium expense charges may include taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the variable account, or from the receipt by us of purchase payments, or from the issuance or termination of this contract, or from the commencement or continuance of income payments under this contract.

2.6 WILL ANNUAL REPORTS     We will send you a report, without charge, at least
    BE SENT?                annually which provides information about your
                            contract required by any applicable law.

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2.7 CAN WE MODIFY THE       Upon notice to you, we may modify the contract if:
    CONTRACT?
                                 a.) necessary to permit the contract or the
                                     variable account to comply with any
                                     applicable law or regulation issued by a government agency;

                                 b.) necessary to assure continued qualification
                                     of the contract under the code or other
                                     federal or state laws relating to
                                     retirement annuities or variable annuity contracts;

                                 c.) necessary to reflect a change in the
                                     operation of the variable account; or

                                 d.) the modification provides additional
                                     investment options.

                            In the event of most such modifications, the company will make appropriate endorsement to the contract.

SECTION 3.                                      OWNER AND BENEFICIARY

3.1 WHAT ARE YOUR           The owner has all rights, title and interest in this
    RIGHTS AS OWNER         contract during the accumulation period while the
    OF THIS CONTRACT?       annuitant is living. You may exercise all rights and
                            options stated in this contract, subject to the rights of any irrevocable beneficiary. Assignment of your contract as collateral security will not be allowed.

3.2 HOW CAN YOU CHANGE      You may change the owner or beneficiary of this
    THE OWNER OR            contract by written request at any time while the
    BENEFICIARY OF THIS     annuitant is alive. The change will take effect as
    CONTRACT?               of the date you signed it. We are not liable for any
                            payment we make or action we take before receiving any such written request.

                            If there is more than one owner, the written request for change must be signed by all persons named as owner. A request for change of beneficiary must also be signed by any irrevocable beneficiary.

SECTION 4.                                      ACCUMULATION PERIOD

4.1 WHAT IS THE             The accumulation period is the first of two periods
    ACCUMULATION PERIOD?    of your contract. The accumulation period begins on
                            the contract issue date stated on the data page.
                            This period will continue until the payout date unless the contract is terminated before that date.

SECTION 5.                                       PURCHASE PAYMENTS

5.1 WHEN CAN PURCHASE       The initial purchase payment made is shown on the
    PAYMENTS BE MADE?       data page.

                            Additional purchase payments may be made to the home office at any time during the accumulation period. The minimum additional purchase payment is shown on the data page.

                            We may not accept purchase payments beyond the contract anniversary following the annuitant's 85th birthday. We reserve the right to decline a purchase payment in excess of one million dollars.

5.2 ARE ADDITIONAL          Additional purchase payments after the initial
    PURCHASE PAYMENTS       purchase payment are not required.
    REQUIRED?

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5.3 HOW WILL NET            Net purchase payments will be allocated as you
    PURCHASE PAYMENTS       initially designated. Your initial allocation
    BE ALLOCATED?           percentage is shown on the data page. This contract
                            allows you to allocate net purchase payments to any available investment option.

                            Net purchase payments allocated to a subaccount become part of the variable contract value which fluctuates according to the investment performance of the selected subaccount(s).

                            You may change the allocation of subsequent net purchase payments at any time, without charge, by written request. The allocation may be 100% to any available investment option, or may be divided among any of the investment options in whole percentage points totaling 100%. The minimum allocation is 1%. Any change will be effective at the time we receive your written request.

SECTION 6.                                    VARIABLE ACCOUNT

6.1 WHAT IS THE VARIABLE    The variable account is a segregated investment
    ACCOUNT?                account to which we allocate certain assets and
                            liabilities related to the contract and to other variable annuity contracts. The variable account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 (the "1940
                            Act"). We own the assets of the variable account. We value the assets of the variable account each valuation day.

                            That portion of the assets of the variable account equal to the reserves and other contract liabilities of the contracts supported by the variable account will not be charged with liabilities arising from any other business that we may conduct. We have the right to transfer to our general account any assets of the variable account that are in excess of such reserves and other contract liabilities. The income, gains and losses, realized or unrealized, from the assets allocated to the variable account will be credited to or charged against the variable account, without regard to our other income, gains or losses.

                            The variable account is divided into subaccounts. The subaccounts as of the contract issue date are shown on the data page. Each subaccount invests its assets solely in the shares or units of designated funds of underlying investment companies. The funds corresponding to the subaccounts available as of the contract issue date are shown on the data page. Net purchase payments allocated and transfers to a subaccount are invested in the fund supporting that subaccount.

6.2 CAN THE VARIABLE        Subject to obtaining approval or consent required by
    ACCOUNT BE MODIFIED?    applicable law, we reserve the right to:

                                a.) combine the variable account with any of our
                                    other separate accounts;

                                b.) eliminate or combine any subaccounts and
                                    transfer the assets of any subaccount to any other subaccount;

                                c.) add new subaccounts and make such
                                    subaccounts available to any class of
                                    contracts as we deem appropriate;

                                d.) add new funds or remove existing funds;

                                e.) substitute a different fund for any existing
                                    fund, if shares or units of a fund are no longer available for investment or if we determine that investment in a fund is no longer appropriate;

                                f.) deregister the variable account under the
                                    1940 Act if such registration is no longer required;

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                                g.) operate the variable account as a management
                                    investment company under the 1940 Act
                                    (including managing the variable account under the direction of a committee) or in any other form permitted by law;

                                h.) restrict or eliminate any voting rights of
                                    owners or other persons having such rights as to the variable account; and

                                i.) make any other changes to the variable
                                    account or its operations as may be required by the 1940 Act or other applicable law or regulations.

                            In the event of any such substitution or other change, we may make changes to this and other contracts as may be necessary or appropriate to reflect such substitution or other changes.

SECTION 7.                                   TRANSFER PRIVILEGE

7.1 CAN YOU TRANSFER        Subject to our right to modify, suspend or terminate
    VALUES BETWEEN          the transfer privilege, you may transfer contract
    INVESTMENT OPTIONS?     value between the subaccounts or to any other
                            available investment option provided by endorsement as allowed by that endorsement. Transfers are subject to all of the following:

                                a.) the transfer request must be by written
                                    request;

                                b.) the transfer request must be received in our
                                    home office prior to the payout date;

                                c.) the transfer is to a subaccount or any other
                                    available investment option provided by
                                    endorsement; and

                                d.) the deduction of any transfer fees that we
                                    may impose. We reserve the right to impose a transfer fee, not to exceed $10 per requested transfer. A transfer fee, if imposed, will be deducted from the investment option from which the transfer is made. If a transfer is made from more than one investment option at the same time, the transfer fee will be deducted pro-rata from the value in such investment option(s).

                            We reserve the right to modify, suspend or terminate the transfer privilege for any contract or class of contracts at any time for any reason. We also reserve the right to impose restrictions on your ability to transfer contract value between or among subaccounts. For most classes of contracts, we anticipate imposing restrictions on the ability to transfer contract value and reserve the right to change such restrictions for any class of contracts at any time. The current prospectus, or other disclosure statement, will disclose the details of such restrictions. Such restrictions may include, but are not limited to, the requirement of a minimum time period between each transfer or limiting the dollar amount that can be transferred to and from the subaccounts at any one time. In addition to such restrictions, we may impose or collect any fees by a fund in connection with the redemption of its shares or otherwise required by applicable law. We reserve the right to refuse any transfer instructions that, in our judgement and in our sole discretion, may be harmful to the separate account, any subaccount or underlying fund, or to other owners.

SECTION 8.                                     CONTRACT VALUE

8.1 WHAT IS YOUR            Your contract value at any time is equal to the sum
    CONTRACT VALUE?         of values you have in the variable account and
                            values in all other account(s) provided for by
                            endorsement.
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8.2 HOW IS YOUR VARIABLE      Your variable contract value for any valuation
    CONTRACT VALUE            period is the total of your subaccount values.
    DETERMINED?               Your value for each subaccount is equal to:

                                a.) the number of that subaccount's
                                    accumulation units credited to you;

                                b.) multiplied by the accumulation unit
                                    value for that subaccount at the end of
                                    the valuation period for which the
                                    determination is being made.

8.3 HOW ARE ACCUMULATION      The accumulation unit value for each subaccount
    UNIT VALUES               was arbitrarily set initially at $10.  Thereafter,
    DETERMINED?               the accumulation unit value for each subaccount at
                              the end of every valuation period is determined by subtracting (b) from (a) and dividing the result by (c) (i.e., (a-b)/c), where:

                                a.) is the net result of:

                                    1.)   the net assets of the subaccount
                                          attributable to the accumulation
                                          units (i.e., the aggregate value of
                                          the underlying fund shares held by
                                          the subaccounts) as of the end of
                                          such valuation period;

                                    2.)   plus or minus the cumulative credit
                                          or charge with respect to any taxes
                                          reserved for by us during the
                                          valuation period which we determine
                                          to be attributable to the operation
                                          of the subaccount.

                                b.) is the cumulative unpaid charge for the
                                    mortality and expense risk charge and
                                    administrative expense charge and any
                                    applicable charge for fund redemption
                                    fees. The charge for a valuation period
                                    is equal to the daily charge for the
                                    mortality and expense risk charge and
                                    administrative expense charge and any
                                    applicable charge for fund redemption
                                    fees multiplied by the number of days in the valuation period.

                                c.) is the number of accumulation units
                                    outstanding at the end of such valuation period.

                              For each subaccount, net purchase payments or transferred amounts are converted into accumulation units. The number of accumulation units credited is determined by dividing the dollar amount directed to each subaccount by the value of the accumulation unit for that subaccount at the end of the valuation period in which the net purchase payment or amount is received.

                              Cancellation of the appropriate number of accumulation units from a subaccount will occur upon:

                                a.) a partial withdrawal or surrender;

                                b.) a transfer from a subaccount;

                                c.) payment of the death benefit;

                                d.) the payout date;

                                e.) the deduction of the annual contract
                                    fee;

                                f.) the deduction of any transfer fees that
                                    we may impose;

                                g.) the deduction of any fees imposed by
                                    fund in connection with the redemption
                                    of its shares or otherwise imposed by
                                    applicable law;

                                h.) the deduction of the applicable charge
                                    for riders, if any; and

                                i.) the deduction of applicable fees or
                                    charges provided for by any endorsement
                                    attached to your contract.

                            Accumulation units will be cancelled as of the end of the valuation period in which we receive notice of or instructions regarding the event.

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SECTION 9.                                   WITHDRAWAL PROVISION

9.1 WHAT ARE THE RULES FOR    You may make partial withdrawals during the
    A PARTIAL WITHDRAWAL OF   accumulation period by written request.
    THE SURRENDER VALUE?      You must specify the investment option(s) from
                              which the partial withdrawal is to be made.

                              We will pay you the amount you request in connection with a partial withdrawal by canceling accumulation units from appropriate subaccount(s) and/or reducing applicable amount(s) from any other investment option provided for by endorsement. Partial withdrawals generally will be effective as of the date we receive written request.

                              Any applicable surrender charge will be deducted from the remaining value in the investment option(s) from which the partial withdrawal is being made. If such remaining investment option values are insufficient for this purpose, the surrender charge will be deducted pro-rata from all investment options under the contract based on the remaining contract value in each investment option.

                              If a partial withdrawal would cause the surrender value to be less than $2,000, we will treat your request as a full surrender.

9.2 WHAT ARE THE RULES FOR    You have the right to surrender this contract
    A FULL SURRENDER OF THE   during the accumulation period by written request.
    CONTRACT?                 You will be paid the surrender value.  The
                              surrender value is equal to:

                                a.) the contract value at the end of the
                                    valuation period in which we receive your request;

                                b.) minus any applicable surrender charge;

                                c.) minus the annual contract fee and any
                                    applicable charge for rider(s) if the
                                    surrender does not occur on a contract
                                    anniversary;

                                d.) minus any applicable premium expense charges
                                    not previously deducted; and

                                e.) minus any applicable adjustment(s) or
                                    deduction(s) provided for by any endorsement attached to your contract.

                              The surrender value will not be less than the amount required by state law.

                              Upon payment of the above surrender value, this contract is terminated and we have no further obligation under this contract. We may require you to return your contract to our home office prior to making payment.

9.3 WHEN WILL A SURRENDER     A surrender charge is imposed on withdrawals as
    CHARGE BE APPLIED AND     described on the contract data page. The surrender
    HOW IS IT CALCULATED?     charge schedule, description of how a surrender
                              charge is calculated and free withdrawal amount is shown on the data page.

9.4 ARE THERE ANY             We reserve the right to postpone payment of any
    RESTRICTIONS ON           partial withdrawal or full surrender from the
    PAYMENT OF PARTIAL        variable account as described in Section 17.
    WITHDRAWALS OR FULL
    SURRENDERS?

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SECTION 10.                             DEATH OF ANNUITANT AND/OR OWNER

10.1  WHAT HAPPENS IF THE     If the sole annuitant dies during the accumulation
      SOLE ANNUITANT DIES     period, we will pay the death benefit proceeds to
      DURING THE              the beneficiary.The beneficiary may elect one of
      ACCUMULATION            the following options within 60 days of the date
      PERIOD?                 we receive due proof of death:

                                a.) receive the death benefit in a single sum
                                    within five (5) years of the deceased
                                    annuitant's death;

                                b.) apply the death benefit proceeds under one
                                    of the income payout options as payee,
                                    provided:

                                    1.) payments under the income payout option
                                        begin within one (1) year of the
                                        deceased annuitant's death; and

                                    2.) payments are made over the life of the
                                        beneficiary, or over a period not
                                        greater than the beneficiary's life
                                        expectancy.

                                c.) continue the contract, if the beneficiary is
                                    the deceased annuitant's spouse. If the
                                    beneficiary is not the deceased annuitant's spouse, this option is not available.

10.2  WHAT HAPPENS IF AN      If an annuitant dies during the accumulation
      ANNUITANT DIES DURING   period, and there is a surviving annuitant, no
      THE ACCUMULATION        death benefit will be paid and the contract will
      PERIOD AND THERE IS     continue.
      A SURVIVING ANNUITANT?

10.3  WHAT HAPPENS IF THE     If the sole owner (who is also an annuitant) dies
      SOLE OWNER (WHO IS      during the accumulation period, one of the
      ALSO AN ANNUITANT)      following applies:
      DIES DURING THE
      ACCUMULATION              a.) if the deceased owner is also the sole
      PERIOD? annuitant, we will pay the death benefit to the beneficiary, as described in Section 10.1; or

                                b.) if the deceased owner is an annuitant and
                                    there is a surviving annuitant, no death benefit will be paid and the contract will continue. See Section 10.2.

10.4  WHAT HAPPENS IF THE     If the sole owner (who is not also an annuitant)
      SOLE OWNER (WHO IS      dies during the accumulation period, no death
      NOT ALSO AN             benefit will be paid, and the annuitant becomes
      ANNUITANT) DIES         the new owner.
      DURING THE
      ACCUMULATION            If the new owner (previously the annuitant) is the
      PERIOD?                 deceased owner's spouse, the contract may be
                              continued. If the new owner is someone other than the deceased owner's spouse, the surrender value
                              (described in Section 9) must be:

                                a.) distributed in a single sum to the surviving
                                    owner within five (5) years of the deceased owner's death; or

                                b.) taken by the surviving owner as payee under
                                    one of the income payment options, provided:

                                    1.) payments under the income payout option
                                        begin within one (1) year of the
                                        deceased owner's death; and

                                    2.) payments are made over the life of the
                                        payee or over a period not greater than
                                        the payee's life expectancy.

10.5  WHAT HAPPENS IF AN      If an owner dies during the accumulation period,
      OWNER DIES DURING       and there is a surviving owner, no death benefit
      THE ACCUMULATION        and there is a surviving owner, no death benefit
      PERIOD, AND THERE IS A  will be paid and
      SURVIVING OWNER?
                                a.) if the deceased owner is not the annuitant,
                                    and the surviving owner is the deceased
                                    owner's spouse, he or she will become the sole owner and the contract will continue;

                                b.) if the deceased owner is not the annuitant,
                                    and the surviving owner is someone other than the deceased owner's spouse, the surrender value (described in Section 9) must be:

                                    1.) distributed in a single sum to the
                                        surviving owner within 5 years of the
                                        deceased owner's death; or

                                    2.) taken by the surviving owner as payee
                                        under one of the income payment options, provided:

                                        i.) payments under the income payout
                                            option begin within one (1) year of
                                            the deceased owner's death; and

                                        ii.) payments are made over the life
                                             of the payee or over a period not
                                             greater than the payee's life
                                             expectancy.

                                c.) if the deceased owner is also the sole
                                    annuitant, we will pay the death benefit to the beneficiary, as described in
                                    Section 10.2.

SECTION 11.                                DEATH BENEFIT PROCEEDS

11.1  WHAT AMOUNT WILL BE     The amount that will be paid under this contract
      PAID AS DEATH BENEFIT   as death benefit proceeds is equal to the greater
      PROCEEDS DURING THE     of a.) or b.) as follows:
      ACCUMULATION
      PERIOD?                   a.) The sum of your net purchase payments made
                                    as of the date due proof of death is
                                    received, minus an adjustment for each
                                    partial withdrawal made as of the date due proof of death is received, equal to (1) divided by (2), with the result multiplied by (3), where:

                                        (1) = the partial withdrawal amount;

                                        (2) = the contract value immediately
                                              prior to the partial withdrawal;
                                              and

                                        (3) = the sum of your net purchase
                                              payments immediately prior to the
                                              partial withdrawal, less any
                                              adjustments for prior partial
                                              withdrawals.

                                b.) The contract value as of the date due proof
                                    of death is received.

                              The death benefit described above will be reduced by any applicable premium expense charges not previously deducted.

SECTION 12.                                     DIVIDENDS

12.1  WILL DIVIDENDS BE       We anticipate that no dividends will be payable
      PAID?                   on your contract. However, while your contract
                              is in force, we will annually determine your contract's share in our divisible surplus. Your contract's share, if any, will be paid as a dividend on your contract anniversary.

                              You may request that we apply your dividends by:

                                a.) allocating them to your investment option(s)
                                    in the same proportion as designated for purchase payments; or

                                b.) paying them to you in cash.

                              Unless you tell us otherwise, dividend option a.) above will be used.

SECTION 13.                               PAYOUT PERIOD

13.1  WHAT IS THE PAYOUT      The payout period is the second of the two
      PERIOD?                 periods of your contract. The payout period
                              begins on the payout date. It continues until we make the last payment as provided by the income payout option chosen.

                              On the first day of this period, the contract value (adjusted as described below) will be applied to the anticipated income payout option shown on the data page, unless you have selected another option. Income payments will begin as provided under that option.

                              The contract value applied to an income payout option will be adjusted as follows:

                                a.) any applicable surrender charge will be
                                    deducted for amounts applied to Option 1 and Option 2B;

                                b.) any applicable premium expense charge will
                                    be deducted;

                                c.) any applicable charge for riders will be
                                    deducted, if the payout date is not on the contract anniversary;

                                d.) any other applicable adjustments or
                                    deductions described in any endorsement
                                    attached to your contract will be deducted;
                                    and

                                e.) if the payout date is not on the contract
                                    anniversary, the annual contract fee will be deducted on a pro-rated basis.

SECTION 14.                                  INCOME PAYMENTS

14.1  WHEN WILL INCOME        The first income payment will be paid as of the
      PAYMENTS BEGIN?         payout date. The anticipated payout date is
                              shown on the data page. You may change the payout date by written request, provided the request is received at our home office at least
                              30 days prior to the requested payout date.
                              Unless otherwise restricted by law or
                              regulation, the latest payout date is the later of the contract anniversary following the annuitant's 85th birthday or 10 years after the contract issue date.

                              Unless changed as described above, we will use the anticipated payout date shown on the data page.

14.2 WHAT INCOME PAYOUT       There are different ways to receive income
     OPTIONS ARE AVAILABLE?   payments. We call these income payout options.
                              Seven income payout options are described below.
                              The terms "payee" and "annuitant", when used in the income payout descriptions below, include any beneficiary who elects to apply death benefit proceeds under an income payout option as allowed under Section 10.

                              Options 1 and 2A are available only as a fixed income payment. Option 2B is available only as a variable income payment. Options 3A, 3B, 4A and 4B are available in two forms - as a variable income payment in connection with the variable account and as a fixed income payment. Other income payout options may be available with our consent.

                              Unless otherwise noted, once an option is selected, and income payments begin, the value of any remaining payments can not be surrendered and paid in one sum.

                              OPTION 1 - INTEREST OPTION (FIXED INCOME
                              PAYMENTS ONLY). We will pay interest on the proceeds which we will hold as a principal sum during the lifetime of the annuitant. The payee may choose to receive interest payments either once a year or once a month. We will determine the effective rate of interest from time to time, but it will not be less than an effective annual interest rate of 2.00%.

                              The payee has the right to surrender the proceeds applied to this option and to receive one single sum at any time by written request.

                              OPTION 2A - INSTALLMENT OPTION (FIXED INCOME
                              PAYMENTS ONLY). We will pay monthly income payments to the payee for a chosen number of years, not less than 5, nor more than 30. If the original payee dies before income payments have been made for the chosen number of years: (a) income payments will be continued for the remainder of the period to the successor payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 2A rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                              Dividends, if any, will be payable as determined by us. We do not anticipate any dividends will be paid.

                              OPTION 2B - INSTALLMENT OPTION (VARIABLE INCOME PAYMENTS ONLY). We will pay monthly income payments to the payee for a chosen number of years, not less than 5, nor more than 30. If the original payee dies before income payments have been made for the chosen number of years: (a) income payments will be continued for the remainder of the period to the successor payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 2B rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                              The payee has the right to surrender the value of all remaining variable income payments due under this option and receive one single sum at any time by written request. The single sum paid upon surrender will be equal to the present value of the remaining variable income payments, computed at the interest rate used to create the Option 2B rates.

                              Dividends, if any, will be payable as determined by us. We do not anticipate any dividends will be paid.

                              OPTION 3A - SINGLE LIFE INCOME OPTION -
                              GUARANTEED PERIOD CERTAIN (FIXED OR VARIABLE
                              INCOME PAYMENTS). We will pay monthly income payments to the payee for as long as the annuitant lives. If the original payee dies before all of the income payments have been made for the guaranteed period certain: (a) income payments will be continued during the remainder of the guaranteed period certain to the successor payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3A rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                              The guaranteed period certain choices are:

                                a.) 5 years;

                                b.) 10 years;

                                c.) 15 years; or

                                d.) 20 years.

                              Dividends, if any, will be payable as determined by us. We do not anticipate any dividends will be paid.

                              OPTION 3B - SINGLE LIFE INCOME OPTION - LIFETIME PAYOUT (FIXED OR VARIABLE INCOME PAYMENTS ONLY). We will pay monthly income payments to the payee for as long as the annuitant lives.

                              Dividends, if any, will be payable as determined by us. We do not anticipate any dividends to be paid.

                              OPTION 4A - JOINT AND SURVIVOR LIFE INCOME OPTION
                              - GUARANTEED PERIOD CERTAIN (FIXED OR VARIABLE INCOME PAYMENTS). We will pay monthly income payments to the payee for as long as either of the co-annuitants is living. If at the death of the second surviving annuitant, income payments have been made for less than the guaranteed period certain: (a) income payments will be continued during the remainder of the guaranteed period certain to the successor payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 4A rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                              The guaranteed period certain choices are:

                                a.) 5 years;

                                b.) 10 years;

                                c.) 15 years; or

                                d.) 20 years.

                              Dividends, if any, will be payable as determined by us. We do not anticipate any dividends to be paid.

                              OPTION 4B - JOINT AND SURVIVOR LIFE INCOME OPTION
                              - LIFETIME PAYOUT (FIXED OR VARIABLE INCOME
                              PAYMENTS ONLY). We will pay monthly income payments to the payee for as long as either of the co-annuitants is living.

                              Dividends, if any, will be payable as determined by us. We do not anticipate any dividends to be paid.

14.3  WHAT ARE THE            We will automatically make income FOR  payments
      REQUIREMENTS            according to a life income payment option with
      CHOOSING AN INCOME      a guaranteed period certain of 10 years, starting
      PAYOUT OPTION?          on the payout date, unless you choose another
                              guaranteed period certain or income payout option.
                              We will apply your adjusted contract value
                              (described in Section 13) to purchase a variable and/or fixed income payment in the same proportion as your contract value is distributed among the investment options. You may change the anticipated income payout option by written request on or prior to the payout date to an income payout option that is acceptable to us.

                              The minimum adjusted contract value which can be applied under Option 1 is $2,500. If the monthly interest payment for Option 1 is less than $20, we reserve the right to pay interest annually.

                              The minimum adjusted contract value which can be applied under Options 2A, 2B, 3A, 3B, 4A or 4B is the greater of $2,500 or the amount required to provide an initial monthly income payment of $20.

                              We may require due proof of the age of any annuitant on whose life an income payout option is based. For Type A life income rates, we may also require due proof of the gender of any annuitant on whose life an income payout option is based.

                              The payee may name a successor payee to receive any remaining income payments due after the payee's death. The payee may exercise any ownership rights that continue after the payout date.

14.4  HOW WILL FIXED          The minimum dollar amount of each fixed income
      INCOME PAYMENT          payment will be determined by dividing the amount
      VALUES BE               applied by $1,000, and multiplying the result by
      DETERMINED?             applied by $1,000, and multiplying the result by
                              the applicable option rate shown in Section 16.
                              Higher current option rates m available on the payout date and are available upon request to our home office.

14.5  HOW WILL VARIABLE       The dollar amount of the initial variable income
      INCOME PAYMENT          payment attributable to each subaccount will be
      VALUES BE               determined by dividing the amount applied by
      DETERMINED?             $1,000, and multiplying the result by the
                              applicable option rate shown in Section 16. The total initial variable income payment is the sum of the initial variable income payments attributable to the subaccount(s).

                              The dollar amount of the subsequent variable income payments attributable to each subaccount will be based on the number of income units credited to the contract for that subaccount and is determined by multiplying (a) by (b), where:

                                (a) = the number of subaccount income units; and

                                (b) = the subaccount income unit value for the
                                      valuation period immediately preceding the due date of the payment.

                              The number of income units attributable to each subaccount remains fixed unless there is an exchange of income units.

                              The number of income units is derived by dividing that portion of the initial variable income payment attributable to the subaccount by the subaccount's income unit value for the valuation period which ends immediately preceding the payout date.

                              The income unit value for each subaccount was arbitrarily set initially at $100. Thereafter, the income unit value for each subaccount in any valuation period is determined by dividing (a) by
                              (b), then multiplying by (c) and adjusting the result to compensate for the assumed net investment rate for the option selected, where:

                                a.) is the accumulation unit value for the
                                    current valuation period;

                                b.) is the accumulation unit value for the
                                    immediately preceding valuation period; and

                                c.) is the income unit value for the immediately
                                    preceding valuation period.

                              Payments after the initial payment may increase, decrease or remain constant based on whether the actual annualized investment return of the selected subaccount(s) is greater or less than the assumed net investment rate for the option selected. The option rates used to determine the initial variable income payment (shown in Section
                              16) are based on an assumed net investment rate of 3.50% per year.

14.6  CAN VARIABLE ANNUITY    The payee may exchange the dollar value of a
      UNITS BE EXCHANGED?     designated number of income units of a particular
                              subaccount for an equivalent dollar amount of income units of another subaccount by written request. On the date of the exchange, the dollar amount of an income payment would be unaffected by the fact of the exchange.

                              No more than 4 exchanges of income units may be made during any contract year.

SECTION 15.                                   DEATH OF PAYEE

15.1  WHAT IF THE PAYEE       If the payee dies on or after the payout date, any
      DIES DURING             remaining proceeds will be distributed at least as
      THE PAYOUT PERIOD?      rapidly as provided by the income payout option in
                              effect.

SECTION 16.                                    OPTION TABLES

16.1 WHAT RATES WILL BE       The rates shown in the following tables are used
     USED TO DETERMINE        to determine the minimum payment values for
     PAYMENT VALUES           monthly fixed income payments. Higher current
                              rates may be available on the payout date, and are available upon request to our home office. These rates are also used to determine the initial monthly variable income payment amount.

                              The Option 2A rates are based on 2.00% interest per year. The Option 2B rates are based on 3.50% interest per year. The Option 3A, 3B, 4A and 4B rates are based on the Annuity 2000 Table and with compound interest at the effective rate of 3.50% per year.

                              Rates for ages not shown will be calculated on an actuarially equivalent basis and will be available upon request. Rates for initial variable income payments at an assumed net investment rate other than 3.50% per year may also be available with our consent. Other assumed net investment rates that are made available will be calculated on an actuarially equivalent basis.

                              The Type A life income rates for Options 3A, 3B, 4A and 4B are based on the annuitant's age and gender; or the beneficiary's age and gender if the beneficiary elects to apply death benefit proceeds under an income payout option. The Type B life income rates are based on the annuitant's age; or the beneficiary's age if the beneficiary elects to apply death benefit proceeds under an income payout option. The life income rates type for this contract is shown on the data page.

          OPTION 2A - RATES - FIRST PAYMENT DUE AT BEGINNING OF PERIOD
                          (FIXED INCOME PAYMENTS ONLY)

 YEARS      MONTHLY PAYMENT PAYABLE UNDER
PAYABLE    OPTION 2 FOR EACH $1,000 APPLIED
-------    --------------------------------
   5                    17.49
  10                     9.18
  15                     6.42
  20                     5.04
  25                     4.22
  30                     3.68

          OPTION 2B - RATES - FIRST PAYMENT DUE AT BEGINNING OF PERIOD
                         (VARIABLE INCOME PAYMENTS ONLY)

 YEARS      MONTHLY PAYMENT PAYABLE UNDER
PAYABLE    OPTION 2 FOR EACH $1,000 APPLIED
-------    --------------------------------
   5                    18.12
  10                     9.83
  15                     7.10
  20                     5.75
  25                     4.96
  30                     4.45

           OPTION 3A - LIFE INCOME RATES - GUARANTEED PERIOD CERTAIN -
                    FIRST PAYMENT DUE AT BEGINNING OF PERIOD
                       (FIXED OR VARIABLE INCOME PAYMENTS)

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                                              AGE - MALE
        ----------------------------------------------------------------------------------------
YEARS    60     61     62     63     64     65     66     67     68     69     70     71     72
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  5     5.24   5.36   5.49   5.62   5.77   5.92   6.08   6.26   6.44   6.64   6.84   7.06   7.28
 10     5.16   5.27   5.38   5.50   5.63   5.76   5.90   6.04   6.19   6.34   6.50   6.66   6.82
 15     5.02   5.11   5.20   5.30   5.39   5.49   5.59   5.69   5.79   5.89   5.99   6.08   6.18
 20     4.82   4.89   4.95   5.02   5.08   5.14   5.20   5.26   5.31   5.37   5.42   5.46   5.50

                                              AGE - MALE
        ---------------------------------------------------------------------------------------------
YEARS    73     74     75     76     77     78     79     80     81      82      83     84       85
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   -----   -----   -----    -----
  5     7.53   7.78   8.05   8.33   8.62   8.93   9.25   9.59   9.94   10.29   10.66   11.04    11.43
 10     6.99   7.16   7.34   7.51   7.68   7.86   8.03   8.19   8.35    8.51    8.65    8.79     8.92
 15     6.27   6.36   6.44   6.52   6.60   6.67   6.73   6.79   6.84    6.88    6.92    6.96     6.99
 20     5.54   5.58   5.61   5.63   5.66   5.68   5.69   5.71   5.72    5.73    5.74    5.74     5.75

                                              AGE - FEMALE
        ----------------------------------------------------------------------------------------
YEARS    60     61     62     63     64     65     66     67     68     69     70     71     72
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  5     4.86   4.96   5.07   5.18   5.30   5.43   5.57   5.72   5.88   6.05   6.23   6.43   6.64
 10     4.82   4.91   5.01   5.12   5.23   5.35   5.47   5.60   5.74   5.89   6.04   6.21   6.38
 15     4.74   4.82   4.91   5.00   5.10   5.20   5.30   5.40   5.51   5.62   5.73   5.84   5.95
 20     4.62   4.69   4.76   4.83   4.90   4.97   5.04   5.11   5.18   5.24   5.31   5.37   5.42

                                              AGE - FEMALE
        ---------------------------------------------------------------------------------------------
YEARS    73     74     75     76     77     78     79     80     81      82     83      84       85
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   -----   -----   -----    -----
  5     6.86   7.10   7.36   7.63   7.93   8.24   8.57   8.92   9.29    9.68   10.08   10.50    10.94
 10     6.55   6.74   6.93   7.12   7.32   7.51   7.71   7.91   8.10    8.29    8.47    8.63     8.79
 15     6.06   6.17   6.27   6.37   6.47   6.56   6.64   6.71   6.77    6.83    6.88    6.92     6.96
 20     5.47   5.52   5.56   5.59   5.62   5.65   5.67   5.69   5.71    5.72    5.73    5.74     5.74

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                                              AGE - UNISEX
        ----------------------------------------------------------------------------------------
YEARS    60     61     62     63     64     65     66     67     68     69     70     71     72
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  5     4.93   5.04   5.15   5.26   5.39   5.52   5.67   5.82   5.98   6.15   6.34   6.54   6.75
 10     4.88   4.98   5.08   5.19   5.30   5.42   5.55   5.69   5.83   5.97   6.13   6.29   6.46
 15     4.79   4.88   4.97   5.06   5.15   5.25   5.35   5.46   5.56   5.67   5.78   5.89   5.99
 20     4.66   4.73   4.80   4.87   4.94   5.01   5.07   5.14   5.21   5.27   5.33   5.38   5.44

                                              AGE - UNISEX
        ----------------------------------------------------------------------------------------------
YEARS    73     74     75     76     77     78     79     80     81      82      83     84       85
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   -----   -----   -----    -----
  5     6.98   7.22   7.48   7.76   8.05   8.36   8.69   9.03   9.40    9.78   10.18   10.59    11.02
 10     6.63   6.81   7.00   7.19   7.38   7.58   7.77   7.96   8.15    8.33    8.50    8.66     8.81
 15     6.10   6.20   6.31   6.40   6.49   6.58   6.65   6.72   6.78    6.84    6.89    6.93     6.96
 20     5.48   5.53   5.57   5.60   5.63   5.65   5.68   5.69   5.71    5.72    5.73    5.74     5.74

            OPTION 3B - SINGLE LIFE INCOME RATES - LIFETIME PAYOUT -
                    FIRST PAYMENT DUE AT BEGINNING OF PERIOD
                       (FIXED OR VARIABLE INCOME PAYMENTS)

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                                              AGE
        ----------------------------------------------------------------------------
 YEARS   60    61    62    63    64    65    66    67    68    69    70    71    72
------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
 MALE   5.26  5.39  5.52  5.66  5.81  5.97  6.15  6.33  6.53  6.74  6.96  7.20  7.45
FEMALE  4.87  4.97  5.08  5.20  5.33  5.46  5.60  5.75  5.92  6.10  6.29  6.49  6.72

                                              AGE
        -----------------------------------------------------------------------------------
 YEARS   73    74    75    76    77    78    79     80     81      82    83      84    85
------  ----  ----  ----  ----  ----  ----  ----  ----    -----  -----  -----  -----  -----
 MALE   7.72  8.01  8.32  8.65  9.00  9.38  9.78  10.21   10.67  11.17  11.69  12.25  12.85
FEMALE  6.96  7.22  7.50  7.81  8.14  8.50  8.89   9.31    9.76  10.26  10.79  11.37  12.00

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                                              AGE
        ----------------------------------------------------------------------------------
 YEARS   60    61    62    63    64    65    66     67     68    69      70     71     72
------  ----  ----  ----  ----  ----  ----  ----   ----   ----  ----    ----   ----   ----
UNISEX  4.95  5.05  5.17  5.29  5.42  5.55  5.70   5.86   6.03  6.21    6.41   6.62   6.85

                                              AGE
        ----------------------------------------------------------------------------------
 YEARS   73    74    75    76    77    78    79     80    81     82     83      84    85
------  ----  ----  ----  ----  ----  ----  ----  ----   -----  -----  -----  -----  -----
UNISEX  7.09  7.36  7.64  7.95  8.29  8.65  9.04   9.46   9.91  10.41  10.94  11.51  12.13

             OPTION 4A - LIFE INCOME FACTORS - JOINT AND SURVIVOR -
                          GUARANTEED PERIOD CERTAIN -
  FIRST PAYMENT DUE AT BEGINNING OF PERIOD (FIXED OR VARIABLE INCOME PAYMENTS)

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED


              5 YEAR GUARANTEE PERIOD
----------------------------------------------------
                          AGE - FEMALE
 AGE        ----------------------------------------
MALE         60     65     70     75      80     85
----        ----   ----   ----   ----    ----   ----
 60         4.38   4.59   4.79   4.95    5.07   5.15
 65         5.52   4.82   5.11   5.38    5.59   5.74
 70         4.64   5.01   5.42   5.83    6.19   6.47
 75         4.72   5.16   5.69   6.27    6.84   7.32
 80         4.78   5.27   5.90   6.65    7.47   8.24
 85         4.82   5.35   6.04   6.94    8.01   9.12

              10 YEAR GUARANTEE PERIOD
----------------------------------------------------
                          AGE - FEMALE
 AGE        ----------------------------------------
MALE         60     65     70     75      80     85
----        ----   ----   ----   ----    ----   ----
 60         4.38   4.59    4.78   4.93   5.04   5.11
 65         4.52   4.81    5.09   5.35   5.54   5.66
 70         4.63   5.00    5.39   5.78   6.10   6.31
 75         4.71   5.14    5.65   6.18   6.66   7.01
 80         4.76   5.24    5.83   6.50   7.16   7.68
 85         4.79   5.30    5.95   6.72   7.53   8.20

             15 YEAR GUARANTEE PERIOD
----------------------------------------------------
                          AGE - FEMALE
 AGE        ----------------------------------------
MALE         60     65     70     75      80     85
----        ----   ----   ----   ----    ----   ----
 60         4.37    4.57  4.75   4.88    4.97   5.00
 65         4.50    4.78  5.04   5.25    5.39   5.46
 70         4.61    4.95  5.30   5.61    5.82   5.93
 75         4.67    5.07  5.50   5.91    6.20   6.36
 80         4.71    5.14  5.63   6.11    6.47   6.68
 85         4.73    5.18  5.70   6.22    6.63   6.86

              20 YEAR GUARANTEE PERIOD
----------------------------------------------------
                          AGE - FEMALE
 AGE        ----------------------------------------
MALE         60      65    70     75     80     85
----        ----    ----  ----   ----   ----   ----
 60         4.34    4.53  4.67   4.76   4.81   4.82
 65         4.46    4.70  4.91   5.05   5.11   5.14
 70         4.55    4.84  5.10   5.28   5.37   5.41
 75         4.59    4.92  5.22   5.44   5.55   5.60
 80         4.62    4.96  5.28   5.52   5.65   5.69
 85         4.62    4.97  5.30   5.55   5.68   5.73

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

              5 YEAR GUARANTEE PERIOD
-------------------------------------------------
                       AGE - UNISEX
  AGE    ----------------------------------------
UNISEX    60     65     70     75      80     85
------   ----   ----   ----   ----    ----   ----
  60     4.32   4.49   4.64   4.75    4.83   4.88
  65     4.49   4.74   4.97   5.17    5.32   5.41
  70     4.64   4.97   5.32   5.65    5.92   6.11
  75     4.75   5.17   5.65   6.15    6.61   6.98
  80     4.83   5.32   5.92   6.61    7.33   7.98
  85     4.88   5.41   6.11   6.98    7.98   8.99

             10 YEAR GUARANTEE PERIOD
-------------------------------------------------
                       AGE - UNISEX
  AGE    ----------------------------------------
UNISEX    60      65     70     75     80     85
------   ----    ----   ----   ----   ----   ----
 60      4.32    4.49   4.63   4.74   4.81   4.85
 65      4.49    4.74   4.96   5.15   5.28   5.36
 70      4.63    4.96   5.30   5.61   5.85   6.00
 75      4.74    5.15   5.61   6.08   6.48   6.75
 80      4.81    5.28   5.85   6.48   7.07   7.52
 85      4.85    5.36   6.00   6.75   7.52   8.14

            15 YEAR GUARANTEE PERIOD
-------------------------------------------------
                       AGE - UNISEX
  AGE    ----------------------------------------
UNISEX    60     65     70     75      80     85
------   ----   ----   ----   ----    ----   ----
  60     4.32   4.48   4.61   4.70    4.76   4.78
  65     4.48   4.71   4.93   5.09    5.18   5.23
  70     4.61   4.93   5.23   5.49    5.65   5.74
  75     4.70   5.09   5.49   5.85    6.10   6.24
  80     4.76   5.18   5.65   6.10    6.44   6.62
  85     4.78   5.23   5.74   6.24    6.62   6.84

             20 YEAR GUARANTEE PERIOD
-------------------------------------------------
                       AGE - UNISEX
  AGE    ----------------------------------------
UNISEX    60     65     70     75      80     85
------   ----   ----   ----   ----    ----   ----
  60     4.30   4.44   4.55   4.62    4.65   4.66
  65     4.44   4.65   4.82   4.93    4.98   5.00
  70     4.55   4.82   5.06   5.21    5.29   5.32
  75     4.62   4.93   5.21   5.41    5.52   5.56
  80     4.65   4.98   5.29   5.52    5.64   5.68
  85     4.66   5.00   5.32   5.56    5.68   5.73

    OPTION 4B - LIFE INCOME FACTORS - JOINT AND SURVIVOR - LIFETIME PAYOUT - FIRST PAYMENT DUE AT BEGINNING OF PERIOD (FIXED OR VARIABLE INCOME PAYMENTS)

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                          AGE - FEMALE
 AGE        -----------------------------------------
 MALE        60      65     70     75     80     85
 ----       ----    ----   ----   ----   ----   -----
  60        4.38    4.59   4.79   4.95   5.07   5.15
  65        4.52    4.82   5.11   5.38   5.60   5.75
  70        4.64    5.01   5.42   5.84   6.21   6.49
  75        4.72    5.17   5.69   6.28   6.87   7.37
  80        4.78    5.28   5.91   6.67   7.52   8.33
  85        4.82    5.35   6.06   6.97   8.08   9.29

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED


                        AGE - UNISEX
 AGE        ----------------------------------------
UNISEX       60      65     70     75     80     85
------      ----    ----   ----   ----   ----   ----
  60        4.32    4.49   4.64   4.75   4.83   4.88
  65        4.49    4.74   4.98   5.17   5.32   5.42
  70        4.64    4.98   5.33   5.65   5.92   6.12
  75        4.75    5.17   5.65   6.16   6.63   7.01
  80        4.83    5.32   5.92   6.63   7.37   8.05
  85        4.88    5.42   6.12   7.01   8.05   9.13

SECTION 17.                         RESTRICTIONS ON PAYMENT OF PROCEEDS

17.1  ARE THERE ANY           Generally, the amount of any partial withdrawal or
      RESTRICTIONS ON         full surrender will be paid to you within seven
      PAYMENT OF PROCEEDS     (7) days after we receive your written request for
      FROM THE VARIABLE       partial withdrawal or full surrender. Death
      ACCOUNT?                benefit proceeds are payable upon receipt of due
                              proof of death in our home office. Income payments are payable on your payout date and monthly thereafter.

                              To the extent permitted by applicable law, we reserve the right to postpone payment of any partial withdrawal, full surrender, death benefit or variable income payment from the variable account for any period when:

                                a.) the New York Stock Exchange is closed for
                                    other than customary weekend and holiday closing or the SEC determines that trading on the exchange is restricted; or

                                b.) the SEC issues an order permitting the
                                    postponement for the protection of owners;
                                    or

                                c.) the SEC determines that an emergency exists
                                    that makes the disposal of securities held in the variable account, or the determination of their value, not reasonably practicable.

                            FLEXIBLE PREMIUM DEFERRED
                                VARIABLE ANNUITY

                 Flexible Purchase Payments as Described Herein
                   Income Payments Starting on the Payout Date
             Death Benefit Payable at Death Prior to the Payout Date
                                  Participating

                       CUNA MUTUAL LIFE INSURANCE COMPANY
                     2000 HERITAGE WAY, WAVERLY, IOWA 50677
                            TELEPHONE: (319) 352-4090

                                    DATA PAGE

                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

ANNUITANT:   John Doe                    CONTRACT NUMBER:  123456789

CO-ANNUITANT:   Jane Doe                 CONTRACT ISSUE DATE:  September 1, 2004

ANTICIPATED INCOME PAYOUT OPTION:10 C & L LIFE INCOME RATES:  Type A

ANITICIPATED PAYOUT DATE:  September 1, 2054

OWNER(S):  John Doe   Jane Doe

INITIAL PURCHASE PAYMENT:  $5,000

            See application for allocation of initial purchase payment.

MINIMUM ADDITIONAL PURCHASE PAYMENT:  $100

CHARGES AND FEES*:

    Variable Account Mortality and Expense Risk Charge:   [1.15% per year]

    Variable Account Administrative Charge:  [.15% per year]

    Maximum Contract Fee:   $30 per year

    Premium Expense Charge on the contract issue date:   [0.00%]

    Surrender Charges:  See the Surrender Charge Schedule Section of the Data
    Page

    Maximum Transfer Fee:  $10

* We reserve the right to reduce or waive any of these charges or fees. Any reduction or waiver will be administered in a non-discriminatory manner. We reserve the right to impose or collect any other fees imposed by a fund in connection with the redemption of its shares or otherwise imposed by applicable law.

OPTIONAL DEATH BENEFIT RIDERS:                     ANNUAL PERCENTAGE CHARGE


   Maximum Anniversary Value Death Benefit Rider           [0.15%]

   3% Annual Guarantee Death Benefit Rider                 [0.20%]

   Earnings Enhanced Death Benefit Rider                   [0.30%]


ADDITIONAL BENEFITS (AT NO CHARGE):

   Fixed Account Endorsement

   Loan Account Endorsement

   Additional Income Option Endorsement

   Income Payment Increase Endorsement

   Waiver of Surrender Charge Endorsement

INITIAL ALLOCATION OF NET PURCHASE PAYMENTS TO INVESTMENT OPTIONS:

VARIABLE ACCOUNT:  CUNA Mutual Life Variable Annuity Account

       Subaccounts                   Fund          Percentage
       -----------                   ----          ----------
Mid-Cap Stock                    Ultra Series         0.00%

Capital Appreciation Stock       Ultra Series         0.00%

Growth & Income Stock            Ultra Series        15.00%

Balanced                         Ultra Series        25.00%

Bond                             Ultra Series        10.00%

Money Market                     Ultra Series         0.00%

High Income                      Ultra Series         0.00%

International Stock              Ultra Series         0.00%

Multi-Cap Growth Stock           Ultra Series         0.00%

Global Securities                Ultra Series         0.00%


FIXED ACCOUNT:

     Fixed                       Current Guaranteed
    Periods                         Interest Rate            Percentage
    -------                         -------------            ----------
1 Year                                  3.05%                   25.00%

3 Year                                  3.25%                    0.00%

5 Year                                  3.50%                    0.00%

7 Year                                  3.55%                    0.00%

10 Year                                 3.65%                    0.00%

DCA Fixed Periods

1 Year                                  4.00%                   25.00%

FIXED ACCOUNT MINIMUM GUARANTEED INTEREST RATE: [1.00% - 3.00%] as of the contract issue date. Will be recalculated quarterly (on calendar quarters).

SURRENDER CHARGE SCHEDULE: Each purchase payment has an individual surrender charge schedule which begins when the purchase payment is credited to your contract and continues for 7 years, as shown below. The amount of the surrender charge is determined separately for each purchase payment and is expressed as a percentage of the purchase payment as follows:

    Number of Years Since                    Surrender Charge
Purchase Payment was Credited                  Percent
-----------------------------              -------------------
         Less than 1                                8%
 At least 1 but less than 2                         7%
 At least 2 but less than 3                         6%
 At least 3 but less than 4                         5%
 At least 4 but less than 5                         4%
 At least 5 but less than 6                         3%
 At least 6 but less than 7                         2%
          7 or more                                 0%

These percentages apply to partial withdrawals and full surrender of new purchase payments in excess of the free withdrawal amount

FREE WITHDRAWAL AMOUNT: The following amounts may be withdrawn without incurring a surrender charge:

      a.)   earnings not previously withdrawn;

      b.)   old purchase payments not previously withdrawn; and

      c.)   your annual free withdrawal amount described below.

Your annual free withdrawal amount is equal to 10% of new purchase payments at the time of withdrawal, less free withdrawal amounts previously withdrawn in the current contract year. Free withdrawal amounts not withdrawn in a contract year are not carried over to increase the free withdrawal amount in a subsequent contract year.

                                    DATA PAGE

                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

ANNUITANT:   John Doe                    CONTRACT NUMBER:  123456789

CO-ANNUITANT:   Jane Doe                 CONTRACT ISSUE DATE:  September 1, 2004

ANTICIPATED INCOME PAYOUT OPTION:10 C & L  LIFE INCOME RATES:  Type A

ANTICIPATED PAYOUT DATE:  September 1, 2054

OWNER(S):  John Doe   Jane Doe

INITIAL PURCHASE PAYMENT:  $2,000

            See application for allocation of initial purchase payment.

MINIMUM ADDITIONAL PURCHASE PAYMENT:  $100

CHARGES AND FEES*:

       Variable Account Mortality and Expense Risk Charge:   [1.15% per year]

       Variable Account Administrative Charge:  [.15% per year]

       Maximum Contract Fee:   $30 per year

       Premium Expense Charge on the contract issue date:   [0.00%]

       Surrender Charges: See the Surrender Charge Schedule Section of the Data Page

       Maximum Transfer Fees:  $10

* We reserve the right to reduce or waive any of these charges or fees. Any reduction or waiver will be administered in a non-discriminatory manner. We reserve the right to impose or collect any other fees imposed by a fund in connection with the redemption of its shares or otherwise imposed by applicable law.

OPTIONAL DEATH BENEFIT RIDERS:                         ANNUAL PERCENTAGE CHARGE

       Maximum Anniversary Value Death Benefit Rider           [0.15%]

       3% Annual Guarantee Death Benefit Rider                 [0.20%]

       Earnings Enhanced Death Benefit Rider                   [0.30%]

ADDITIONAL BENEFITS (AT NO CHARGE):

       Fixed Account Endorsement

       Additional Income Option Endorsement

       Change of Annuitant Endorsement

       Income Payment Increase Endorsement

       Waiver of Surrender Charge Endorsement

INITIAL ALLOCATION OF NET PURCHASE PAYMENTS TO INVESTMENT OPTIONS:

VARIABLE ACCOUNT:  CUNA Mutual Life Variable Annuity Account

        Subaccounts               Fund          Percentage
        -----------               ----          ----------
Mid-Cap Stock                  Ultra Series        0.00%

Capital Appreciation Stock     Ultra Series        0.00%

Growth & Income Stock          Ultra Series       15.00%

Balanced                       Ultra Series       25.00%

Bond                           Ultra Series       10.00%

Money Market                   Ultra Series        0.00%

High Income                    Ultra Series        0.00%

International Stock            Ultra Series        0.00%

Multi-Cap Growth Stock         Ultra Series        0.00%

Global Securities              Ultra Series        0.00%

FIXED ACCOUNT:

   Fixed                    Current Guaranteed
   Periods                    Interest Rate         Percentage
   ------                   ------------------      ----------
1 Year                             3.05%              25.00%

3 Year                             3.25%               0.00%

5 Year                             3.50%               0.00%

7 Year                             3.55%               0.00%

10 Year                            3.65%               0.00%

DCA Fixed Periods

1 Year                             4.00%              25.00%

FIXED ACCOUNT MINIMUM GUARANTEED INTEREST RATE: [1.00% - 3.00%] as of the contract issue date. Will be recalculated quarterly (on calendar quarters).

SURRENDER CHARGE SCHEDULE: A surrender charge is imposed on partial withdrawals or upon full surrender during the first seven (7) years following your contract issue date. The surrender charge (expressed as a percentage) is imposed upon purchase payments withdrawn in excess of earnings and the free withdrawal amount described below according the following surrender charge schedule:

                       Surrender Charge
Contract Year              Percent
-------------              -------
      1                       8%
      2                       7%
      3                       6%
      4                       5%
      5                       4%
      6                       3%
      7                       2%
  7 or more                   0%

The surrender charge amount, if any, is equal to the surrender charge percent for the current contract year multiplied by the total of:

      a.) your contract value, for a full surrender, or the withdrawal amount, for a partial withdrawal; minus

      b.)   earnings not previously withdrawn; minus

      c.)   10% of the purchase payments being withdrawn.

FREE WITHDRAWAL AMOUNT: The following amounts may be withdrawn without incurring a surrender charge:

      a.)   earnings not previously withdrawn; and

      b.)   10% of any purchase payments being withdrawn.